Exhibit 99.3


  DOCUMENT OF THE DEPARTMENT OF COMMERCIAL AFFAIRS OF HENAN PROVINCE

             Henan commercial capital administration [2005] NO. 210
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Opinion on the Acquisition of Henan Zhongpin Food Co., Ltd.

Bureau of Commercial Affairs of Xuchang City:

       We are in receipt of the Application for Instructions Concerning the Change of Henan Zhongpin Food Co., Ltd. into a Foreign Invested Enterprise submitted by your bureau. Upon review of said application, we are of the following opinion:

       1. We approve the stock acquisition of Henan Zhongpin Food Co., Ltd.(the "Company"). We agree that the shareholders of the Company may transfer the 100% of the stock of the Company that they hold to Falcon Link Investment Limited, registered in British Virgin Islands) where shareholder Zhu Xianfu may transfer his 71.6% holding of the Company's stock, Ben Baoke may transfer his 7.45% holding of the Company's stock, Si Shuichi may transfer his 5.28% holding of the Company's stock, Wang Qinghe may transfer his 5.44% holding of the Company's stock, Liu Chaoyang may transfer his 5.51% holding of the Company's stock, and Wang Juanjuan may transfer her 4.72% holding of the Company's stock. After the stock acquisition, the status of the Company shall change into that of a wholly-owned foreign enterprise ["WOFE"]. We approve the By-laws signed by the investor Falcon Link Investment Limited on August 25, 2005, and we agree to issue the Certificate of Approval for Establishment of Enterprises with Foreign Investment, with the certificate number to be Commercial Foreign Capital Henan Government Capital [these being abbreviations of the certificate issuer] No. [2005] 0030. After the acquisition, the Company, as an enterprise with foreign investment, shall succeed to the claims and liabilities of the Company accrued or incurred before the acquisition.

       2. We approve the overall investment of the Company to be RMB (Y)22.85 million [US $2.76 at the exchange rate of US $1 = RMB (Y)8.27] and the registered capital to be RMB (Y)16 million [US $1.93 million at the exchange rate of US $1 = RMB (Y)8.27], and we agree that the investor Falcon Link Investment Limited shall invest in cash in U.S. dollars and it shall hold 100% of the registered capital [of the Company].

       3. We approve the Company's scope of business to be the following: processing of domestic animals and poultry as well as their products; animal oil, aquatic products, drinking water, fast frozen fast food, fast frozen vegetables, processing and selling of canned food, import and export business (excluding distribution of imported goods).

       4. We approve that the duration of operation of the Company shall be 20 years starting from the date on which the Company changes its registration into that of an enterprise with foreign investment.


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       Please give notice to the Company that based upon this Opinion and the
Certificate of Approval, it may change its registration or submit documents for official record with the proper authorities including the Bureau of Administration for Industry and Commerce within the provided period of time.

       The above constitutes the reply [to your application].

       September 13, 2005

       [certified with the official stamp of Department of Commercial Affairs of Henan Province]

       Key words: foreign trade, foreign investment, company, acquisition, opinion
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cc: Commission of Development and Reform of [Henan] Province, Department of
Finance [of Henan Province], Bureau of Administration for Industry and Commerce [of Henan Province], Bureau of National Taxation [of Henan Province], Bureau of Adminstration for Foreign Currency [of Henan Province], Bureau of Technological Monitor [of Henan Province], the Customs of Zhengzhou, and officials of this Department. Also filed for record.

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Office of the Bureau of Commercial Affairs of Henan Province, issued on
September 13, 2005

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